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                            LOAN AND SECURITY AGREEMENT

BORROWER:      THE COBALT GROUP, INC.
ADDRESS:       2030 FIRST AVENUE, SUITE 300
               SEATTLE, WA  98121

DATE:          MAY 27, 1999

This Loan and Security Agreement is entered into on the above date between GREYROCK CAPITAL, a Division of NationsCredit Commercial Corporation (GREYROCK), whose address is 10880 Wilshire Blvd. Suite 1850, Los Angeles, CA 90024 and the borrower named above (BORROWER), whose chief executive office is located at the above address (BORROWER'S ADDRESS). The Schedule to this Agreement (the SCHEDULE) being signed concurrently is an integral part of this Agreement. (Definitions of certain terms used in this Agreement are set forth in Section 8 below.)

1.   LOANS.

 1.1 LOANS. Greyrock will make loans to Borrower (the LOANS), in amounts determined by Greyrock in its good faith business judgment, up to the amounts (the CREDIT LIMIT) shown on the Schedule, provided no Default or Event of Default has occurred and is continuing. If at any time or for any reason the total of all outstanding Loans and all other Obligations exceeds the Credit Limit, Borrower shall immediately pay the amount of the excess to Greyrock, on demand.

 1.2 INTEREST. All Loans and all other monetary Obligations shall bear interest at the rate shown on the Schedule, except where expressly set forth to the contrary in this Agreement or in another written agreement signed by Greyrock and Borrower. Interest shall be payable monthly, on the last day of the month. Interest may, in Greyrock's discretion, be charged to Borrower's loan account, and the same shall thereafter bear interest at the same rate as the other Loans.

 1.3 FEES. Borrower shall pay Greyrock the fee(s) shown on the Schedule, which are in addition to all interest and other sums payable to Greyrock and are not refundable.

2.  SECURITY INTEREST.

 2.1 SECURITY INTEREST. To secure the payment and performance of all of the Obligations when due, Borrower hereby grants to Greyrock a security interest in all of Borrower's interest in the following, whether now owned or hereafter acquired, and wherever located (collectively, the COLLATERAL): All Receivables, Inventory, Equipment, Investment Property and General Intangibles, including, without limitation, all of Borrower's Deposit Accounts, all money, all collateral in which Greyrock is granted a security interest pursuant to any other present or future agreement, all property now or at any time in the future in Greyrock's possession, and all proceeds (including proceeds of any insurance policies, proceeds of proceeds and claims against third parties), all products of the foregoing, and all books and records related to any of the foregoing.

3.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE BORROWER.

 In order to induce Greyrock to enter into this Agreement and to make Loans, Borrower represents and warrants to Greyrock as follows, and Borrower covenants that the following representations will continue to be true, and that Borrower will at all times comply with all of the following covenants:

 3.1 CORPORATE EXISTENCE AND AUTHORITY. Borrower, if a corporation, is and will continue to be, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Borrower is and will continue to be qualified and licensed to do business in all jurisdictions in which any failure to do so would have a material adverse effect on Borrower.
The execution, delivery and performance by Borrower of this Agreement, and all other documents contemplated hereby (i) have been duly and validly authorized,
(ii) are enforceable against Borrower in accordance with their terms (except as enforcement may be limited by equitable principles and by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors' rights generally), (iii) do not violate Borrower's articles or

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certificate of incorporation, or Borrower's by-laws, or any law or any material agreement or instrument which is binding upon Borrower or its property, and (iv) do not constitute grounds for acceleration of any material indebtedness or obligation under any material agreement or instrument which is binding upon Borrower or its property.

 3.2 NAME; TRADE NAMES AND STYLES. The name of Borrower set forth in the heading to this Agreement is its correct name. Listed on the Schedule are all prior names of Borrower and all of Borrower's present and prior trade names. Borrower shall give Greyrock 30 days' prior written notice before changing its name or doing business under any other name. Borrower has complied, and will in the future comply, with all laws relating to the conduct of business under a fictitious business name.

 3.3 PLACE OF BUSINESS; LOCATION OF COLLATERAL. The address set forth in the heading to this Agreement is Borrower's chief executive office. In addition, Borrower has places of business and Collateral is located only at the locations set forth on the Schedule. Borrower will give Greyrock at least 30 days prior written notice before opening any additional place of business, changing its chief executive office, or moving any of the Collateral to a location other than Borrower's Address or one of the locations set forth on the Schedule, except (i) in connection with sales or other dispositions of Inventory in the ordinary course of business and (ii) the movement of Inventory to any additional location reported to Greyrock if the location is within a jurisdiction in which Greyrock has taken all necessary action in order to protect and perfect its security interest therein. Borrower will be permitted to provide Greyrock notice within 30 days following the opening of new locations, provided that the Collateral at any such new location shall not exceed $100,000 until such notice has been given to Greyrock and Greyrock has taken all necessary action in order to protect and perfect its security interest in any Inventory at such location.

 3.4 TITLE TO COLLATERAL; PERMITTED LIENS. Borrower is now, and will at all times in the future be, the sole owner of all the Collateral, except for items of Equipment which are leased by Borrower. The Collateral now is and will remain free and clear of any and all liens, charges, security interests, encumbrances and adverse claims, except for Permitted Liens. Greyrock now has, and will continue to have, a first-priority perfected and enforceable security interest in all of the Collateral, subject only to the Permitted Liens, and Borrower will at all times defend Greyrock and the Collateral against all claims of others. So long as any Loan is outstanding which is a term loan, none of the Collateral now is or will be affixed to any real property in such a manner, or with such intent, as to become a fixture. Borrower will keep in full force and effect, and will comply in all material respects with all the terms of, any lease of real property where any of the Collateral now or in the future may be located.

 3.5 MAINTENANCE OF COLLATERAL. Borrower will maintain its tangible personal property in good working condition, ordinary wear and tear excepted, and Borrower will not use the Collateral for any unlawful purpose. Borrower will immediately advise Greyrock in writing of any material loss or damage to the Collateral.

 3.6 BOOKS AND RECORDS. Borrower has maintained and will maintain at Borrower's Address complete and accurate books and records, comprising an accounting system sufficient to prepare financial statements in accordance with generally accepted accounting principles.

 3.7 FINANCIAL CONDITION, STATEMENTS AND REPORTS. All financial statements now or in the future delivered to Greyrock have been, and will be, prepared in conformity with generally accepted accounting principles (except for the absence of footnotes and subject to normal year-end adjustments with respect to unaudited financial statements, and except in the case of projections or forecasts for the understanding that although Borrower has prepared the same in good faith utilizing assumptions it believes to be reasonable, Greyrock recognizes that forecasts and assumptions by their nature involve approximations and uncertainties). All financial statements now or in the future delivered to Greyrock will fairly reflect the financial condition of Borrower, at the times and for the periods therein stated. Between the last date covered by any such statement provided to Greyrock and the date hereof, there has been no material adverse change in the financial condition or business of Borrower.

 3.8 TAX RETURNS AND PAYMENTS; PENSION CONTRIBUTIONS. Borrower has timely filed, and will timely file, all tax returns and reports required by applicable law, and Borrower has timely paid, and will timely pay, all applicable taxes, assessments, deposits and contributions now or in the future owed by Borrower. Borrower may, however, defer payment of any contested taxes, provided that Borrower (i) in good faith contests Borrower's obligation to pay the taxes by appropriate proceedings promptly and diligently instituted and conducted, (ii) notifies Greyrock in writing of the commencement of, and any material development in, the proceedings, and (iii) posts bonds or takes any other steps required to keep the contested taxes from becoming a lien upon any of the Collateral. As of the date hereof, Borrower is unaware of any claims or adjustments proposed for any of Borrower's prior tax years which could result in additional taxes becoming due and payable by Borrower. Borrower has paid, and shall continue to pay all amounts necessary to fund all present and future pension, profit sharing and deferred compensation plans in accordance with their terms, and Borrower has not and will not withdraw from

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participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any such plan which could result in any liability of Borrower, including any material liability to the Pension Benefit Guarantee Corporation or any other governmental agency.

 3.9 COMPLIANCE WITH LAW. Borrower has complied, and will comply, in all material respects, with all provisions of all applicable laws and regulations, including, but not limited to, those relating to Borrower's ownership of real or personal property, the conduct and licensing of Borrower's business, and all environmental matters.

 3.10 LITIGATION. Except as disclosed in the Schedule, there is no claim, suit, litigation, proceeding or investigation pending or (to best of Borrower's knowledge) threatened by or against or materially affecting Borrower in any court or before any governmental agency (or any basis therefor known to Borrower) which is reasonably likely to result, either separately or in the aggregate, in any material adverse change in the financial condition or business of Borrower, or in any material impairment in the ability of Borrower to carry on its business in substantially the same manner as it is now being conducted. Borrower will promptly inform Greyrock in writing of any claim, proceeding, litigation or investigation in the future threatened or instituted by or against Borrower which can reasonably be expected to result in liability with respect to any single claim of $50,000 or more, or $100,000 or more in the aggregate.

 3.11  USE OF PROCEEDS.

 * ALL PROCEEDS OF ALL LOANS SHALL BE USED SOLELY FOR AGRICULTURAL, COMMERCIAL, INVESTMENT OR BUSINESS PURPOSES, AND NOT FOR PERSONAL, FAMILY, OR HOUSEHOLD PURPOSES.

 3.12 YEAR 2000 COMPLIANCE. The Borrower has (i) initiated a review and assessment of all areas within its and each of its subsidiaries' business and operations (including those affected by suppliers and vendors) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by the Borrower or any of its subsidiaries (or its suppliers and vendors) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31,
1999), (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (iii) to date, implemented that plan in accordance with that timetable. The Borrower reasonably believes that all computer applications (including those of its suppliers and vendors) that are material to its or any of its subsidiaries' business and operations will on a timely basis be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 compliant"), except to the extent that a failure to do so could not reasonably be expected to have material adverse effect. The Borrower will promptly notify Greyrock in the event the Borrower discovers or determines that any computer application (including those of its suppliers and vendors) that is material to its or any of its subsidiaries' business and operations will not be Year 2000 compliant on a timely basis, except to the extent that such failure could not reasonably be expected to have a material adverse effect.

4.  RECEIVABLES.

 4.1  REPRESENTATIONS RELATING TO RECEIVABLES.  [Omitted].

 4.2  REPRESENTATIONS RELATING TO DOCUMENTS AND LEGAL COMPLIANCE. [Omitted].

 4.3  SCHEDULES AND DOCUMENTS RELATING TO RECEIVABLES. [Omitted].

 4.4 COLLECTION OF RECEIVABLES. Borrower shall have the right to collect all Receivables, unless and until a Default or an Event of Default has occurred. * Borrower shall hold all payments on, and proceeds of, Receivables in trust for Greyrock, and Borrower shall deliver all such payments and proceeds to Greyrock, within one business day after receipt of the same, in their original form, duly endorsed, to be applied to the Obligations in such order as Greyrock shall determine.

 *AFTER THE OCCURRENCE AND DURING THE CONTINUANCE OF A DEFAULT OR EVENT OF
DEFAULT

 4.5  DISPUTES. [Omitted].

 4.6  VERIFICATION. [Omitted].

 4.9 NO LIABILITY. Greyrock shall not under any circumstances be responsible or liable for any transaction giving rise to a Receivable, or for any error, act, omission, or delay of any kind occurring in the settlement, failure to settle, collection or failure to collect any Receivable, or for settling any Receivable in good faith for less than the full amount thereof, nor shall Greyrock be deemed to be responsible for any of Borrower's obligations under any contract or agreement giving rise to a Receivable. Nothing herein shall, however, relieve Greyrock from liability for its own gross negligence or willful misconduct.

5.  ADDITIONAL DUTIES OF THE BORROWER.

 5.1 INSURANCE. Borrower shall, at all times, insure all of the tangible personal property Collateral and carry such other business insurance, with insurers reasonably acceptable to Greyrock, in such form and amounts as Greyrock may reasonably require, and Borrower shall provide evidence of such insurance to Greyrock, so that Greyrock is reasonably satisfied that such insurance is, at all times, in full force and effect. All liability insurance policies of Borrower shall name Greyrock as an

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additional insured, and all property casualty and related insurance policies of Borrower shall name Greyrock as a loss payee thereon and Borrower shall cause a lenders loss payee endorsement in form reasonably accepted to Greyrock to be delivered to Greyrock. Upon receipt of the proceeds of any such insurance, Greyrock shall apply such proceeds in reduction of the Obligations as Greyrock shall determine in its sole discretion, except that, provided no Default or Event of Default has occurred and is continuing, Greyrock shall release to Borrower insurance proceeds with respect to Equipment totaling less than $100,000, which shall be utilized by Borrower for the replacement of the Equipment with respect to which the insurance proceeds were paid. Greyrock may require reasonable assurance that the insurance proceeds so released will be so used. If Borrower fails to provide or pay for any insurance, Greyrock may, but is not obligated to, obtain the same at Borrower's expense. Borrower shall promptly deliver to Greyrock copies of all reports made to insurance companies.

 5.2 REPORTS. Borrower, at its expense, shall provide Greyrock with the written reports set forth in the Schedule, and such other written reports with respect to Borrower (including budgets, sales projections, operating plans and other financial documentation), as Greyrock shall from time to time reasonably specify.

 5.3 ACCESS TO COLLATERAL, BOOKS AND RECORDS. At reasonable times, and on one business day's notice, Greyrock, or its agents, shall have the right to inspect the Collateral, and the right to audit and copy Borrower's books and records (but excluding communications to or by Borrower's attorneys). Greyrock shall take reasonable steps to keep confidential all information obtained in any such inspection or audit, but Greyrock shall have the right to disclose any such information to its auditors, regulatory agencies, and attorneys, and pursuant to any subpoena or other legal process. The foregoing inspections and audits shall be at Borrower's expense and the charge therefor shall be $600 per person per day (or such higher amount as shall represent Greyrock's then current standard charge for the same), plus reasonable out-of-pockets expenses. Borrower shall not be charged more than $3,000 per audit (plus reasonable out-of-pockets expenses), nor shall audits be done more frequently than four times per calendar year, provided that the foregoing limits shall not apply after the occurrence of a Default or Event of Default, nor shall they restrict Greyrock's right to conduct audits at its own expense (whether or not a Default or Event of Default has occurred). Borrower will not enter into any agreement with any accounting firm, service bureau or third party to store Borrower's books or records at any location other than Borrower's Address, without first obtaining Greyrock's written consent, which may be conditioned upon such accounting firm, service bureau or other third party agreeing to give Greyrock the same rights with respect to access to books and records and related rights as Greyrock has under this Agreement.

 5.4 REMITTANCE OF PROCEEDS. All proceeds arising from the sale or other disposition of any Collateral shall be delivered, in kind, by Borrower to Greyrock in the original form in which received by Borrower not later than the following business day after receipt by Borrower, to be applied to the Obligations in such order as Greyrock shall determine; provided that, if no Default or Event of Default has occurred and is continuing, and if no term loan is outstanding hereunder, then Borrower shall not be obligated to remit to Greyrock the proceeds of the sale of Equipment which is sold in the ordinary course of business, in a good-faith arm's length transaction. Except for the proceeds of the sale of Equipment as set forth above, Borrower shall not commingle proceeds of Collateral with any of Borrower's other funds or property, and shall hold such proceeds separate and apart from such other funds and property and in an express trust for Greyrock. Nothing in this Section limits the restrictions on disposition of Collateral set forth elsewhere in this Agreement.

 5.5 NEGATIVE COVENANTS. Except as may be permitted in the Schedule, Borrower shall not, without Greyrock's prior written consent, do any of the following:

   (a) merge or consolidate with another corporation or entity except in a transaction in which (1) the shareholders of the Borrower hold 50% of the common stock and all other capital stock of the surviving corporation immediately after such merger or consolidation, (2) the Borrower is the surviving corporation and
(3) no Default or Event of Default shall exist either immediately prior to or after giving effect to the transaction;

   (b) acquire any assets, except (1) in the ordinary course of business or (2) in a transaction or a series of transactions involving the payment of an aggregate amount of $500,000 or less, provided that no Default or Event of Default shall exist either immediately prior to or after giving effect to the transaction;

   (c) enter into any other transaction outside the ordinary course of business;

   (d) sell or transfer any Collateral, except that, provided no Default or Event of Default has occurred and is continuing, Borrower may (1) sell finished Inventory in the ordinary course of Borrower's business, and (2) sell Equipment in the ordinary course of business, in good-faith arm's length transactions, and
(3) enter into non-exclusive licenses in the ordinary course of business;

   (e) make any loans of any money or other assets, except for (A) advances to customers or suppliers, in each case, if created, acquired or made in the ordinary course of business, (B) travel advances, employee relocation loans and other employee loans and advances

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in the ordinary course of business, (C) loans to employees, officers and directors for the purpose of purchasing equity securities of the Borrower,
(D) other loans to officers and employees approved by the Board of Directors of the Borrower, and (E) other loans or extensions of credit not otherwise permitted hereunder, provided that the aggregate amount of all the foregoing items set forth in (A), (B), (C), (D) and E shall not exceed $500,000 at any one time outstanding, and, provided further that no Default or Event of Default shall exist either immediately prior to or after giving effect to the making of the foregoing advances, loans or other extensions of credit

   (f) incur any debts, outside the ordinary course of business, which would have a material, adverse effect on Borrower or on the prospect of repayment of the Obligations;

   (g) guarantee or otherwise become liable with respect to the obligations of another party or entity, except for guarantees and other similar third party credit support relating to obligations of vendors and suppliers of Borrower in respect of transactions entered into in the normal course of business, provided that the aggregate amount of any such guarantees and other similar third party credit support shall not exceed $500,000 at any time outstanding, and provided that no Default or Event of Default shall exist either immediately prior to or after giving effect to the making of the foregoing guarantees or the entering into any third party credit support transactions;

   (h) pay or declare any dividends on Borrower's stock (except for dividends payable solely in stock of Borrower);

   (i) redeem, retire, purchase or otherwise acquire, directly or indirectly, any of Borrower's stock, except that Borrower may repurchase stock owned by employees, directors and consultants of Borrower pursuant to terms of employment, consulting or other stock restriction agreements at such time as any such employee, director or consultant terminates his or her affiliation with the Borrower, in a total amount not to exceed $100,000 in any fiscal year, provided that no Default or Event of Default shall exist either immediately prior to or after giving effect to such repurchase; *

   (j) make any change in Borrower's capital structure which would have a material adverse effect on Borrower or on the prospect of repayment of the Obligations; *

   (k) dissolve or elect to dissolve; or

   (l) agree to do any of the foregoing.

*REDEMPTIONS AND CHANGES IN CAPITAL STRUCTURE IN CONNECTION WITH A SUBSTANTIALLY CONTEMPORANEOUS INITIAL PUBLIC OFFERING OF EQUITY SECURITIES OF THE BORROWER SHALL NOT BE DEEMED TO VIOLATE SECTIONS 5.5(i) OR (j) ABOVE.

 5.6 LITIGATION COOPERATION. Should any third-party suit or proceeding be instituted by or against Greyrock with respect to any Collateral or in any manner relating to Borrower, Borrower shall, without expense to Greyrock, make available Borrower and its officers, employees and agents, and Borrower's books and records (subject to preservation of Borrower's attorney-client privilege), without charge, to the extent that Greyrock may deem them reasonably necessary in order to prosecute or defend any such suit or proceeding.

 5.7 NOTIFICATION OF CHANGES. Borrower will promptly notify Greyrock in writing of any change in its executive officers or directors, the opening of any new bank account or other deposit account, and any material adverse change in the business or financial affairs of Borrower.

 5.8 INVESTMENT PROPERTY. Upon the request of Greyrock, Borrower shall deliver to Greyrock all certificated securities included in Investment Property*, with all necessary indorsements, and obtain such account control agreements with securities intermediaries and take such other action with respect to any Investment Property, as Greyrock shall request, in form and substance satisfactory to Greyrock. Borrower shall have the right to retain all Investment Property payments and distributions, unless and until a Default or an Event of Default has occurred. If a Default or an Event of Default exists, **Borrower shall hold all payments on, and proceeds of, and distributions with respect to, Investment Property in trust for Greyrock, and Borrower shall deliver all such payments, proceeds and distributions to Greyrock, immediately upon receipt, in their original form, duly endorsed, to be applied to the Obligations in such order as Greyrock shall determine. Upon the request of Greyrock, any such distributions and payments with respect to any Investment Property held in any securities account shall be held and retained in such securities account as part of the Collateral.

 *OTHER THAN CERTIFICATES EVIDENCING BORROWER'S MEMBERSHIP INTEREST IN PARTSVOICE LLC

 **SUBJECT TO PRIOR PERMITTED LIENS

  5.9 FURTHER ASSURANCES. Borrower agrees, at its expense, on request by Greyrock, to execute all documents and take all actions, as Greyrock may deem reasonably necessary or useful in order to perfect and maintain Greyrock's perfected security interest in the Collateral, and in order to fully consummate the transactions contemplated by this Agreement.

 5.10 INDEMNITY. Borrower hereby agrees to indemnify Greyrock and hold Greyrock harmless from and against any and all claims, debts, liabilities, demands, obligations, actions, causes of action, penalties, and reasonable costs and expenses (including reasonable attorneys' fees), of every nature, character and description, which Greyrock may sustain or incur based

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upon or arising out of any of the Obligations, any actual or alleged failure to collect and pay over any withholding or other tax relating to Borrower or its employees, any relationship or agreement between Greyrock and Borrower, any actual or alleged failure of Greyrock to comply with any writ of attachment or other legal process relating to Borrower or any of its property, or any other matter, cause or thing whatsoever occurred, done, omitted or suffered to be done by Greyrock relating to Borrower or the Obligations (except any such amounts sustained or incurred as the result of the gross negligence or willful misconduct of Greyrock or any of its directors, officers, employees, agents, attorneys, or any other person affiliated with or representing Greyrock). Notwithstanding any provision in this Agreement to the contrary, the indemnity agreement set forth in this Section shall survive any termination of this Agreement and shall for all purposes continue in full force and effect.

6.   TERM.

 6.1 MATURITY DATE. This Agreement shall continue in effect until the maturity date set forth on the Schedule (the MATURITY DATE).

 6.2 EARLY TERMINATION. This Agreement may be terminated prior to the Maturity Date as follows: (i) by Borrower, effective three business days after written notice of termination is given to Greyrock; or (ii) by Greyrock at any time after the occurrence of an Event of Default, effective immediately (with only reasonably prompt, subsequent notice).

 6.3 PAYMENT OF OBLIGATIONS. On the Maturity Date or on any earlier effective date of termination, Borrower shall pay and perform in full all Obligations, whether evidenced by installment notes or otherwise, and whether or not all or any part of such Obligations are otherwise then due and payable. Without limiting the generality of the foregoing, if on the Maturity Date, or on any earlier effective date of termination, there are any outstanding letters of credit issued based upon an application, guarantee, indemnity or similar agreement on the part of Greyrock, then on such date Borrower shall provide to Greyrock cash collateral in an amount equal to 100% of the face amount of all such letters of credit plus all interest, fees and costs due or (in Greyrock's estimation) likely to become due in connection therewith, to secure all of the Obligations relating to said letters of credit, pursuant to Greyrock's then standard form cash pledge agreement. Notwithstanding any termination of this Agreement, all of Greyrock's security interests in all of the Collateral and all of the terms and provisions of this Agreement shall continue in full force and effect until all Obligations have been paid and performed in full; provided that, without limiting the fact that Loans are subject to the discretion of Greyrock, Greyrock may, in its sole discretion, refuse to make any further Loans after termination. No termination shall in any way affect or impair any right or remedy of Greyrock, nor shall any such termination relieve Borrower of any Obligation to Greyrock, until all of the Obligations have been paid and performed in full. Upon payment and performance in full of all the Obligations and termination of this Agreement, Greyrock shall promptly deliver to Borrower termination statements, requests for reconveyances and such other documents as may be reasonably required to terminate Greyrock's security interests. Greyrock shall not fail to deliver to Borrower termination statements and other such documents as may be reasonably required to terminate Greyrock's security interest solely by virtue of Borrower's ongoing liability under Section 5.9 hereof relating to claims that have not been asserted and are not otherwise known to Greyrock or the Borrower at such time.

7.  EVENTS OF DEFAULT AND REMEDIES.

 7.1 EVENTS OF DEFAULT. The occurrence of any of the following events shall constitute an EVENT OF DEFAULT under this Agreement, and Borrower shall give Greyrock immediate written notice thereof: (a) Any warranty, representation, statement, report or certificate made or delivered to Greyrock by Borrower or any of Borrower's officers, employees or agents, now or in the future, shall be untrue or misleading in a material respect as of the date given or made; or (b) Borrower shall fail to pay any Loan or any interest thereon or any other monetary Obligation, within three (3) days of the due date; or (c) the total Loans and other Obligations outstanding at any time shall exceed the Credit Limit and Borrower shall fail to pay any such excess within one (1) day of demand; or (d) Borrower shall fail to perform any non-monetary Obligation which by its nature cannot be cured; or (e) Borrower shall fail to perform any other non-monetary Obligation, which failure is not cured within 5 business days after the date performance is due; or (f) any levy, assessment, attachment, seizure, lien or encumbrance (other than a Permitted Lien) is made on all or any part of the Collateral which is not cured within 10 days after the occurrence of the same; or (g) any default or event of default occurs under any obligation secured by a Permitted Lien, which is not cured within any applicable cure period or waived in writing by the holder of the Permitted Lien (provided that if the amount involved is less than $100,000 then the same shall not be an Event of Default unless and until the holder of the Permitted Lien commences any action to enforce its lien against any Collateral); or (h) Borrower breaches any material contract or obligation, which * has or may reasonably be expected to have a material adverse effect on Borrower's business or financial condition; or
(i) dissolution, termination of existence, insolvency or business failure of Borrower or any Guarantor; or appointment of a receiver, trustee or custodian, for all or any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding by Borrower or any Guarantor under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect; or (j) the commencement of any proceeding against Borrower or any Guarantor under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect, which is not cured by the dismissal thereof within 45 days after the date commenced; or (k) revocation or termination of, or limitation or denial of liability upon, any guaranty of the Obligations or any attempt to do any of the foregoing; or (l) revocation or termination of, or limitation or denial of liability upon, any pledge of any certificate of deposit, securities or other property or asset pledged by any third party to secure any or all of the Obligations, or any attempt to do any of the foregoing, or commencement of proceedings by or against any such third party under any bankruptcy or insolvency law; or (m) Borrower makes any payment on account of any indebtedness or obligation which has been subordinated to the Obligations other than as permitted in the applicable subordination agreement, or if any Person who has subordinated such indebtedness or obligations terminates or in any way limits or terminates its subordination agreement; or (n) there shall be a change in the record or beneficial ownership of an aggregate of more than 25% of the outstanding shares of stock of Borrower, in one or more transactions, compared to the ownership of outstanding shares of stock of Borrower in effect on the date hereof, without the prior written consent of Greyrock; or (o) Borrower shall generally not pay its debts as they become due, or Borrower shall conceal, remove or transfer any part of its property, with intent to hinder, delay or defraud its creditors, or make or suffer any transfer of any of its property which is reasonably likely to be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or (p) there shall be a material adverse change in Borrower's business or financial condition. Greyrock may cease making any Loans hereunder during any of the above cure periods, and thereafter if an Event of Default has occurred and is continuing.

 *BREACH

 7.2 REMEDIES. Upon the occurrence and during the continuance of any Event of Default, Greyrock, at its option, may do any one or more of the following, without notice or demand of any kind (all of which are hereby expressly waived by Borrower), except that Greyrock shall give Borrower one general notice, concurrently with or prior to exercising any of the following remedies, which notice may be given via facsimile (which will be deemed to have been given the day of electronic confirmation of delivery via facsimile (or if that day is not a Business Day, then the next Business Day after electronic confirmation of delivery via facsimile)), stating, in general terms, that "Greyrock is proceeding to exercise its rights and remedies" or words of similar effect (but no such notice shall be required if exigent circumstances make it unduly difficult or impractical to give any such notice): (a) Cease making Loans or otherwise extending credit to Borrower under this Agreement or any other document or agreement; (b) Accelerate and declare all or any part of the Obligations to be immediately due, payable, and performable, notwithstanding any deferred or installment payments allowed by any instrument evidencing or relating to any Obligation; (c) Take possession of any or all of the Collateral wherever it may be found, and for that purpose Borrower hereby authorizes Greyrock without judicial process to enter onto any of Borrower's premises without interference to search for, take possession of, keep, store, or remove any of the Collateral, and remain on the premises or cause a custodian to remain on the premises in exclusive control thereof, without charge by Borrower for so long as Greyrock reasonably deems it necessary in order to complete the enforcement of its rights under this Agreement or any other agreement; provided, however, that should Greyrock seek to take possession of any of the Collateral by Court process, Borrower hereby irrevocably waives: (i) any bond and any surety or security relating thereto required by any statute, court rule or otherwise as an incident to such possession; (ii) any demand for possession prior to the commencement of any suit or action to recover possession thereof; and (iii) any requirement that Greyrock retain possession of, and not dispose of, any such Collateral until after trial or final judgment; (d) Require Borrower to assemble any or all of the Collateral and make it available to Greyrock at places designated by Greyrock which are reasonably convenient to Greyrock and Borrower, and to remove the Collateral to such locations as Greyrock may reasonably deem advisable; (e) Complete the processing, manufacturing or repair of any Collateral prior to a disposition thereof and, for such purpose and for the purpose of removal, Greyrock shall have the right to use Borrower's premises, vehicles, hoists, lifts, cranes, equipment and all other property without charge by Borrower; (f) Collect, receive, dispose of and realize upon any Investment Property, including withdrawal of any and all funds from any securities accounts; (g) Sell, lease or otherwise dispose of any of the Collateral, in its condition at the time Greyrock obtains possession of it or after further manufacturing, processing or repair, at one or more public and/or private sales, in lots or in bulk, for cash, exchange or other property, or on credit, and to adjourn any such sale from time to time without notice other than oral announcement at the time scheduled for sale. Greyrock shall have the right to conduct such disposition on Borrower's premises without charge, for such time or times as Greyrock deems reasonable, or on Greyrock's premises, or elsewhere and the Collateral need not be located at the place of disposition. Greyrock may directly or through any affiliated company purchase or lease any Collateral at any such public disposition, and if permissible under applicable law, at any private disposition. Any sale or other disposition of Collateral shall not relieve Borrower of any liability Borrower may have if any Collateral is defective as to title or physical condition or otherwise at the time of sale; (g) Demand payment of, and collect any Receivables and General Intangibles comprising Collateral and, in connection therewith, Borrower irrevocably authorizes Greyrock to endorse or sign Borrower's name on all collections, receipts, instruments and other documents, to take possession of and open mail addressed to Borrower and remove therefrom payments made with respect to any item of the Collateral or proceeds thereof, and, in Greyrock's good faith business judgment, to grant extensions of time to pay, compromise claims and settle Receivables, General Intangibles and the like for less than face value; and (h) Demand and receive possession of any of Borrower's federal and state income tax returns and the books and records utilized in the preparation thereof or referring thereto. Borrower recognizes that Greyrock may be unable to make a public sale of any or all of the Investment Property, by reasons of prohibitions contained in applicable securities laws or otherwise, and expressly agrees that a private sale to a restricted group of purchasers for investment and not with a view to any distribution thereof shall be considered a commercially reasonable sale. All reasonable attorneys' fees, expenses, costs, liabilities and obligations incurred by Greyrock with respect to the foregoing shall be added to and become part of the Obligations, shall be due on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations.

 7.3 STANDARDS FOR DETERMINING COMMERCIAL REASONABLENESS. Borrower and Greyrock agree that a sale or other disposition (collectively, SALE) of any Collateral which complies with the following standards will conclusively be deemed to be commercially reasonable: (i) Notice of the sale is given to Borrower at least seven days prior to the sale, and, in the case of a public sale, notice of the sale is published at least seven days before the sale in a newspaper of general circulation in the county where the sale is to be conducted; (ii) Notice of the sale describes the collateral in general, non-specific terms; (iii) The sale is conducted at a place designated by Greyrock, with or without the Collateral being present; (iv) The sale commences at any time between 8:00 a.m. and 6:00 p.m; (v) Payment of the purchase price in cash or by cashier's check or wire transfer is required;
(vi) With respect to any sale of any of the Collateral, Greyrock may (but is not obligated to) direct any prospective purchaser to ascertain directly from Borrower any and all information concerning the same. Greyrock shall be free to employ other methods of noticing and selling the Collateral, in its discretion, if they are commercially reasonable.

 7.4 POWER OF ATTORNEY. Upon the occurrence and during the continuance of any Event of Default, without limiting Greyrock's other rights and remedies, Borrower grants to Greyrock an irrevocable power of attorney coupled with an interest, authorizing and permitting Greyrock (acting through any of its employees, attorneys or agents) at any time, at its option, but without obligation, with or without notice to Borrower, and at Borrower's expense, to do any or all of the following, in Borrower's name or otherwise, but Greyrock agrees to exercise the following powers in a commercially reasonable manner:
(a) Execute on behalf of Borrower any documents that Greyrock may, in its sole discretion, deem advisable in order to perfect and maintain Greyrock's security interest in the Collateral, or in order to exercise a right of Borrower or Greyrock, or in order to fully consummate all the transactions contemplated under this Agreement, and all other present and future agreements; (b) Execute on behalf of Borrower any document exercising, transferring or assigning any option to purchase, sell or otherwise dispose of or to lease (as lessor or lessee) any real or personal property which is part of Greyrock's Collateral or in which Greyrock has an interest; (c) Execute on behalf of Borrower, any invoices relating to any Receivable, any draft against any Account Debtor and any notice to any Account Debtor, any proof of claim in bankruptcy, any Notice of Lien, claim of mechanic's, materialman's or other lien, or assignment or satisfaction of mechanic's, materialman's or other lien; (d) Take control in any manner of any cash or non-cash items of payment or proceeds of Collateral; endorse the name of Borrower upon any instruments, or documents, evidence of payment or Collateral that may come into Greyrock's possession; (e) Endorse all checks and other forms of remittances received by Greyrock; (f) Pay, contest or settle any lien, charge, encumbrance, security interest and adverse claim in or to any of the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; (g) Grant extensions of time to pay, compromise claims and settle Receivables and General Intangibles for less than face value and execute all releases and other documents in connection therewith;
(h) Pay any sums required on account of Borrower's taxes or to secure the release of any liens therefor, or both; (i) Settle and adjust, and give releases of, any insurance claim that relates to any of the Collateral and obtain payment therefor; (j) Instruct any third party having custody or control of any books or records belonging to, or relating to, Borrower to give Greyrock the same rights of access and other rights with respect thereto as Greyrock has under this Agreement; (k) Execute and deliver to any securities intermediary or other Person any entitlement order, account control agreement or other notice, document or instrument with respect to any Investment Property, and (l) Take any action or pay any sum required of Borrower pursuant to this Agreement and any other present or future agreements. Any and all reasonable sums paid and any and all reasonable costs, expenses, liabilities, obligations and reasonable attorneys' fees incurred by Greyrock with respect to the foregoing shall be added to and become part of the Obligations, shall be payable on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations. In no event shall Greyrock's rights under the foregoing power of attorney or any of Greyrock's other rights under this Agreement be deemed to indicate that Greyrock is in control of the business, management or properties of Borrower.

 7.5 APPLICATION OF PROCEEDS. All proceeds realized as the result of any sale or other disposition of the Collateral shall be applied by Greyrock first to the reasonable costs, expenses, liabilities, obligations and attorneys' fees incurred by Greyrock in the exercise of its rights under this Agreement, second to the interest due upon any of the Obligations, and third to the principal of the Obligations, in such order as Greyrock shall determine in its sole discretion. Any surplus shall be paid to Borrower or other persons legally entitled thereto; Borrower shall remain liable to Greyrock for any deficiency. If Greyrock, in its sole discretion, directly or indirectly enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Greyrock shall have the option, exercisable at any time, in its sole discretion, of either reducing the Obligations by the principal amount of purchase price or deferring the reduction of the Obligations until the actual receipt by Greyrock of the cash therefor.

 7.6 REMEDIES CUMULATIVE. In addition to the rights and remedies set forth in this Agreement, Greyrock shall have all the other rights and remedies accorded a secured party under the California Uniform Commercial Code and under all other applicable laws, and under any other instrument or agreement now or in the future entered into between Greyrock and Borrower, and all of such rights and remedies are cumulative and none is exclusive. Exercise or partial exercise by Greyrock of one or more of its rights or remedies shall not be deemed an election, nor bar Greyrock from subsequent exercise or partial exercise of any other rights or remedies. The failure or delay of Greyrock to exercise any rights or remedies shall not operate as a waiver thereof, but all rights and remedies shall continue in full force and effect until all of the Obligations have been fully paid and performed.

8. DEFINITIONS. AS USED IN THIS AGREEMENT, THE FOLLOWING TERMS HAVE THE FOLLOWING MEANINGS:

 ACCOUNT DEBTOR means the obligor on a Receivable.

 AFFILIATE means, with respect to any Person, a relative, partner, shareholder, director, officer, or employee of such Person, or any parent or subsidiary of such Person, or any Person controlling, controlled by or under common control with such Person.

 AGREEMENT and THIS AGREEMENT means this Loan and Security Agreement and all modifications and amendments thereto, extensions thereof, and replacements therefor.

 BUSINESS DAY means a day on which Greyrock is open for business.

 CODE means the Uniform Commercial Code as adopted and in effect in the State of California from time to time.

 COLLATERAL has the meaning set forth in Section 2.1 above.

 DEFAULT means any event which with notice or passage of time or both, would constitute an Event of Default.

 DEPOSIT ACCOUNT has the meaning set forth in Section 9105 of the Code.

 EQUIPMENT means all of Borrower's present and hereafter acquired machinery, molds, machine tools, motors, furniture, equipment, furnishings, fixtures, trade fixtures, motor vehicles, tools, parts, dyes, jigs, goods and other tangible personal property (other than Inventory) of every kind and description used in Borrower's operations or owned by Borrower and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions or improvements to any of the foregoing, wherever located.

 EVENT OF DEFAULT means any of the events set forth in Section 7.1 of this Agreement.

 GENERAL INTANGIBLES means all general intangibles of Borrower, whether now owned or hereafter created or acquired by Borrower, including, without limitation, all choses in action, causes of action, corporate or other business records, Deposit Accounts, inventions, designs, drawings, blueprints, patents, patent applications, trademarks and the goodwill of the business symbolized thereby, names, trade names, trade secrets, goodwill, copyrights, registrations, licenses, franchises, customer lists, security and other deposits, rights in all litigation presently or hereafter pending for any cause or claim (whether in contract, tort or otherwise), and all judgments now or hereafter arising therefrom, all claims of Borrower against Greyrock, rights to purchase or sell real or personal property, rights as a licensor or licensee of any kind, royalties, telephone numbers, proprietary information, purchase orders, and all insurance policies and claims (including life insurance, key man insurance, credit insurance, liability insurance, property insurance and other insurance), tax refunds and claims, computer programs, discs, tapes and tape files, claims under guaranties, security interests or other security held by or granted to Borrower, all rights to indemnification and all other intangible property of every kind and nature (other than Receivables).

 GUARANTOR means any Person who has guaranteed any of the Obligations.

 INVENTORY means all of Borrower's now owned and hereafter acquired goods, merchandise or other personal property, wherever located, to be furnished under any contract of service or held for sale or lease (including all raw materials, work in process, finished goods and goods in transit), and all materials and supplies of every kind, nature and description which are or might be used or consumed in Borrower's business or used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods, merchandise or other personal property, and all warehouse receipts, documents of title and other documents representing any of the foregoing.

 INVESTMENT PROPERTY means any and all investment property of Borrower, including all securities, whether certificated or uncertificated, security entitlements, securities accounts, commodity contracts and commodity accounts, and all financial assets held in any securities account or otherwise, wherever located, and whether now existing or hereafter acquired or arising.

 OBLIGATIONS means all present and future Loans, advances, debts, liabilities, obligations, guaranties, covenants, duties and indebtedness at any time owing by Borrower to Greyrock, whether evidenced by this Agreement or any note or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, banker's acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect (including, without limitation, those acquired by assignment and any participation by Greyrock in Borrower's debts owing to others), absolute or contingent, due or to become due, including, without limitation, all interest, charges, expenses, fees, attorney's fees, expert witness fees, audit fees, letter of credit fees, loan fees, termination fees, minimum interest charges and any other sums chargeable to Borrower under this Agreement or under any other present or future instrument or agreement between Borrower and Greyrock.

 PERMITTED LIENS means the following: (i) purchase money security interests in specific items of Equipment; (ii) leases of specific items of Equipment; (iii) liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, provided the same have no priority over any of Greyrock's security interests; (iv) additional security interests and liens which are subordinate to the security interest in favor of Greyrock and are consented to in writing by Greyrock (which consent shall not be unreasonably withheld); (v) security interests being terminated substantially concurrently with this Agreement;
(vi) liens of materialmen, mechanics, warehousemen, carriers, or other similar liens arising in the ordinary course of business and securing obligations which are not delinquent more than 45 days or are being contested in good faith by appropriate proceedings, (vii) any judgment, attachment or similar lien, unless the judgment it secures is not fully covered by insurance and has not been discharged or execution thereof effectively stayed and bonded against pending appeal within 30 days of the entry thereof, provided that, if the judgment is not fully covered by insurance or execution thereof has not been so stayed or bonded, Greyrock shall not be required to make any Loans or otherwise extend credit to, or for the benefit of Borrower; (viii) Liens (1) upon or in any equipment acquired or to be acquired, held or leased by the Borrower to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such equipment or (2) existing on such equipment at the time of its acquisition or lease, provided that the Lien is confined solely to the equipment so acquired and improvements thereon; (ix) Liens which constitute banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with any bank or other financial institution, whether arising by operation of law or pursuant to contract; provided that such deposit account (a) is not a dedicated cash collateral account, and (b) is not intended by the Borrower to provide collateral to the depository institution; (x) Liens in existence on the date hereof and listed on Exhibit B hereto; (xi) liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by liens of the type described above in clauses (i) through (vi) and (viii) above, provided that any extension, renewal or replacement lien is limited to the property encumbered by the existing lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase; (x) Liens in favor of customs and revenue authorities which secure payment of customs duties in connection with the importation of goods *. Greyrock will have the right to require, as a condition to its consent under subparagraph (iv) above, that the holder of the additional security interest or lien sign an intercreditor agreement satisfactory to Greyrock in its reasonable discretion, acknowledge that the security interest is subordinate to the security interest in favor of Greyrock, and agree not to take any action to enforce its subordinate security interest so long as any Obligations remain outstanding, and that Borrower agree that any uncured default in any obligation secured by the subordinate security interest, which is not cured within any applicable cure period, shall also constitute an Event of Default under this Agreement.

 *(xi) A SECURITY INTEREST GRANTED IN THE MEMBERSHIP INTEREST OF BORROWER IN PARTSVOICE LLC TO THE SELLERS THEREOF

 PERSON means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, government, or any agency or political division thereof, or any other entity.

 RECEIVABLES means all of Borrower's now owned and hereafter acquired accounts (whether or not earned by performance), letters of credit, contract rights, chattel paper, instruments, documents and all other forms of obligations at any time owing to Borrower, all guaranties and other security therefor, all merchandise returned to or repossessed by Borrower, and all rights of stoppage in transit and all other rights or remedies of an unpaid vendor, lienor or secured party.

 OTHER TERMS. All accounting terms used in this Agreement, unless otherwise indicated, shall have the meanings given to such terms in accordance with generally accepted accounting principles, consistently applied. All other terms contained in this Agreement, unless otherwise indicated, shall have the meanings provided by the Code, to the extent such terms are defined therein.

9.   GENERAL PROVISIONS.

 9.1 INTEREST COMPUTATION. In computing interest on the Obligations, all checks, wire transfers and other items of payment received by Greyrock (including proceeds of Receivables and payment of the Obligations in full) shall be deemed applied by Greyrock on account of the Obligations __ Business Days after receipt by Greyrock of immediately available funds. Greyrock shall not, however, be required to credit Borrower's account for the amount of any item of payment which is unsatisfactory to Greyrock in its discretion, and Greyrock may charge Borrower's Loan account for the amount of any item of payment which is returned to Greyrock unpaid.

 9.2 APPLICATION OF PAYMENTS. All payments with respect to the Obligations may be applied, and in Greyrock's sole discretion reversed and re-applied, to the Obligations, in such order and manner as Greyrock shall determine in its sole discretion.

 9.3 CHARGES TO ACCOUNT. Greyrock may, in its discretion, require that Borrower pay monetary Obligations in cash to Greyrock, or charge them to Borrower's Loan account, in which event they will bear interest at the same rate applicable to the Loans.

 9.4 MONTHLY ACCOUNTINGS. Greyrock shall provide Borrower monthly with an account of advances, charges, expenses and payments made pursuant to this Agreement. Such account shall be deemed correct, accurate and binding on Borrower and an account stated (except for reverses and reapplications of payments made and corrections of errors discovered by Greyrock), unless Borrower notifies Greyrock in writing to the contrary within sixty days after each account is rendered, describing the nature of any alleged errors or admissions.

 9.5 NOTICES. All notices to be given under this Agreement shall be in writing and shall be given either (i) personally or by reputable private delivery service or by regular first-class mail, or certified mail return receipt requested, addressed to Greyrock or Borrower at the addresses shown in the heading to this Agreement, or at any other address designated in writing by one party to the other party, or (ii) by fax to the fax numbers provided by each party to the other. All notices shall be deemed to have been given upon delivery in the case of notices personally delivered, or at the expiration of one business day following delivery to the private delivery service, or two business days following the deposit thereof in the United States mail, with postage prepaid, or on receipt during business hours in the case or the first Business Day after receipt during non-business hours in the case of notices given by fax.

 9.6 SEVERABILITY. Should any provision of this Agreement be held by any court of competent jurisdiction to be void or unenforceable, such defect shall not affect the remainder of this Agreement, which shall continue in full force and effect.

 9.7 INTEGRATION. This Agreement and such other written agreements, documents and instruments as may be executed in connection herewith are the final, entire and complete agreement between Borrower and Greyrock and supersede all prior and contemporaneous negotiations and oral representations and agreements, all of which are merged and integrated in this Agreement. THERE ARE NO ORAL UNDERSTANDINGS, REPRESENTATIONS OR AGREEMENTS BETWEEN THE PARTIES WHICH ARE NOT SET FORTH IN THIS AGREEMENT OR IN OTHER WRITTEN AGREEMENTS SIGNED BY THE PARTIES IN CONNECTION HEREWITH.

 9.8 WAIVERS. The failure of Greyrock at any time or times to require Borrower to strictly comply with any of the provisions of this Agreement or any other present or future agreement between Borrower and Greyrock shall not waive or diminish any right of Greyrock later to demand and receive strict compliance therewith. Any waiver of any default shall not waive or affect any other default, whether prior or subsequent, and whether or not similar. None of the provisions of this Agreement or any other agreement now or in the future executed by Borrower and delivered to Greyrock shall be deemed to have been waived by any act or knowledge of Greyrock or its agents or employees, but only by a specific written waiver signed by an authorized officer of Greyrock and delivered to Borrower. Borrower waives demand, protest, notice of protest and notice of default or dishonor, notice of payment and nonpayment, release, compromise, settlement, extension or renewal of any commercial paper, instrument, account, General Intangible, document or guaranty at any time held by Greyrock on which Borrower is or may in any way be liable, and notice of any action taken by Greyrock, unless expressly required by this Agreement.

 9.9 AMENDMENT. The terms and provisions of this Agreement may not be waived or amended, except in a writing executed by Borrower and a duly authorized officer of Greyrock.

 9.10 TIME OF ESSENCE. Time is of the essence in the performance by Borrower of each and every obligation under this Agreement.

 9.11 ATTORNEYS FEES AND COSTS. Borrower shall reimburse Greyrock for all reasonable attorneys' fees and all filing, recording, search, title insurance, appraisal, audit, and other reasonable costs incurred by Greyrock, pursuant to, or in connection with, or relating to this Agreement (whether or not a lawsuit is filed), including, but not limited to, any reasonable attorneys' fees and costs Greyrock incurs in order to do the following: prepare and negotiate this Agreement and the documents relating to this Agreement; obtain legal advice in connection with this Agreement or Borrower; enforce, or seek to enforce, any of its rights; prosecute actions against, or defend actions by, Account Debtors; commence, intervene in, or defend any action or proceeding; initiate any complaint to be relieved of the automatic stay in bankruptcy; file or prosecute any probate claim, bankruptcy claim, third-party claim, or other claim; examine, audit, copy, and inspect any of the Collateral or any of Borrower's books and records; protect, obtain possession of, lease, dispose of, or otherwise enforce Greyrock's security interest in, the Collateral; and otherwise represent Greyrock in any litigation relating to Borrower. If either Greyrock or Borrower files any lawsuit against the other predicated on a breach of this Agreement, the prevailing party in such action shall be entitled to recover its reasonable costs and attorneys' fees, including (but not limited to) reasonable attorneys' fees and costs incurred in the enforcement of, execution upon or defense of any order, decree, award or judgment. All attorneys' fees and costs to which Greyrock may be entitled pursuant to this Paragraph shall immediately become part of Borrower's Obligations, shall be due on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations.

 9.12 BENEFIT OF AGREEMENT. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors, assigns, heirs, beneficiaries and representatives of Borrower and Greyrock; provided, however, that Borrower may not assign or transfer any of its rights under this Agreement without the prior written consent of Greyrock, and any prohibited assignment shall be void. No consent by Greyrock to any assignment shall release Borrower from its liability for the Obligations.

 9.13 JOINT AND SEVERAL LIABILITY. If Borrower consists of more than one Person, their liability shall be joint and several, and the compromise of any claim with, or the release of, any Borrower shall not constitute a compromise with, or a release of, any other Borrower.

 9.14 PARAGRAPH HEADINGS; CONSTRUCTION. Paragraph headings are only used in this Agreement for convenience. Borrower and Greyrock acknowledge that the headings may not describe completely the subject matter of the applicable paragraph, and the headings shall not be used in any manner to construe, limit, define or interpret any term or provision of this Agreement. The term "including", whenever used in this Agreement, shall mean "including (but not limited to)". This Agreement has been fully reviewed and negotiated between the parties and no uncertainty or ambiguity in any term or provision of this Agreement shall be construed strictly against Greyrock or Borrower under any rule of construction or otherwise.

 9.15 GOVERNING LAW; JURISDICTION; VENUE. This Agreement and all acts and transactions hereunder and all rights and obligations of Greyrock and Borrower shall be governed by the laws of the State of California. As a material part of the consideration to Greyrock to enter into this Agreement, Borrower (i) agrees that all actions and proceedings relating directly or indirectly to this Agreement shall, at Greyrock's option, be litigated in courts located within California, and that the exclusive venue therefor shall be Los Angeles County;
(ii) consents to the jurisdiction and venue of any such court and consents to service of process in any such action or proceeding by personal delivery or any other method permitted by law; and (iii) waives any and all rights Borrower may have to object to the jurisdiction of any such court, or to transfer or change the venue of any such action or proceeding.

 9.16 MUTUAL WAIVER OF JURY TRIAL. BORROWER AND GREYROCK EACH HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO, THIS AGREEMENT OR ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN GREYROCK AND BORROWER, OR ANY CONDUCT, ACTS OR OMISSIONS OF GREYROCK OR BORROWER OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH GREYROCK OR BORROWER, IN ALL OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

 BORROWER:

     THE COBALT GROUP, INC.



                  BY
                    ------------------------------------
                        PRESIDENT OR VICE PRESIDENT

                  BY
                    ------------------------------------
                         SECRETARY OR ASS'T SECRETARY

 GREYROCK:

     GREYROCK CAPITAL,
     A DIVISION OF NATIONSCREDIT COMMERCIAL CORPORATION

     BY
       --------------------------------

     TITLE
          --------------------------------





Version -1

                                    SCHEDULE TO

                            LOAN AND SECURITY AGREEMENT


BORROWER:      THE COBALT GROUP, INC.
ADDRESS:       2030 FIRST AVENUE, SUITE 300
               SEATTLE, WA  98121

DATE:          MAY 27, 1999

This Schedule is an integral part of the Loan and Security Agreement between GREYROCK CAPITAL, A DIVISION OF NATIONSCREDIT COMMERCIAL CORPORATION (GREYROCK) and the above-borrower (BORROWER) of even date.

-------------------------------------------------------------------------------

1.  CREDIT LIMIT

(Section 1.1): An amount not to exceed $5,000,000 at any one time outstanding.

-------------------------------------------------------------------------------

2.  INTEREST.

     INTEREST RATE (Section 1.2):

                         A rate equal to the "Prime Rate" plus 2% per annum, calculated on the basis of a 360-day year for the actual number of days elapsed, provided that the interest rate in effect in each month shall not be less than 8% per annum. The interest rate applicable to all Loans shall be adjusted monthly as of the first day of each month, and the interest to be charged for each month shall be based on the highest "Prime Rate" in effect during said month. "Prime Rate" means the actual "Reference Rate" or the substitute therefor of the Bank of America NT & SA (or its successor) whether or not that rate is the lowest interest rate charged by said bank. If the Prime Rate, as defined, is unavailable, "Prime Rate" shall mean the highest of the prime rates published in the Wall Street Journal on the first business day of the month, as the base rate on corporate loans at large U.S. money center commercial banks.

-------------------------------------------------------------------------------

3.  FEES (Section 1.3/Section 6.2):

     Loan Fee:           $100,000, payable concurrently herewith.

     NSF Check Charge:   $15.00 per item.

     Wire Transfers:     $15.00 per transfer.

-------------------------------------------------------------------------------

4.  MATURITY DATE
    (Section 6.1):       The earlier of (i) DECEMBER 31, 1999 or (ii) three days
                         after the date Borrower issues any of its stock in a public offering of its stock, or (iii) the date
                         Borrower receives proceeds for the issuance of its stock or debt or other securities in an amount in excess of $10,000,000 in one transaction or a series of transactions after the date hereof (other than stock issued in a public offering).

-------------------------------------------------------------------------------

5.  REPORTING.
    (Section 5.2):

                         Borrower shall provide Greyrock with the following:

                         1.   Annual financial statements, as soon as
                              available, and in any event within 90 days following the end of Borrower's fiscal year, certified by independent certified public accountants acceptable to Greyrock.

                         2. Quarterly unaudited financial statements, as soon as available, and in any event within 30 days after the end of each fiscal quarter of Borrower.

                         3. Monthly unaudited financial statements, as soon as available, and in any event within 30 days after the end of each month.

-------------------------------------------------------------------------------

6.  BORROWER INFORMATION:

     PRIOR NAMES OF
     BORROWER
     (Section 3.2):      None

     PRIOR TRADE
     NAMES OF BORROWER
     (Section 3.2):      None

     EXISTING TRADE
     NAMES OF BORROWER
     (Section 3.2):      None

     OTHER LOCATIONS AND
     ADDRESSES (Section 3.3):  See Exhibit A hereto

     MATERIAL ADVERSE
     LITIGATION (Section 3.10):  None


-------------------------------------------------------------------------------

7.  OTHER PROVISIONS:

                        (1) PARTSVOICE. Borrower represents and warrants to Greyrock that, under the agreements executed in connection with its acquisition of its membership interest in Partsvoice LLC ("Partsvoice"), it is not permitted to have Partsvoice guarantee Borrower's obligations or grant security interests in Partsvoice's assets to secure Borrower's obligations.

                        (2) LEGAL OPINION. Borrower is concurrently providing to Greyrock the opinion of its counsel covering the due organization and good standing of Borrower and the due authorization, execution and delivery of this Agreement and the documents relating thereto. Within 20 days after the date hereof Borrower shall provide to Greyrock the opinion of its counsel covering such other matters as Greyrock shall specify (which shall be customary in loan transactions and shall include customary exceptions and disclaimers).


Borrower:                                  Greyrock:

   THE COBALT GROUP, INC.                  GREYROCK CAPITAL,
                                           a Division of NationsCredit
                                           Commercial Corporation

By                                         By
  ------------------------------------       -----------------------------------
    President or Vice President
                                           Title
                                                --------------------------------

By
  ----------------------------------
    Secretary or Ass't Secretary


Version -1

                                      EXHIBIT A
                                         TO
                      SCHEDULE TO LOAN AND SECURITY AGREEMENT


Additional Locations:


2030 First Avenue
Suite 300
Seattle, Washington 98121

515 Capital of Texas Highway
Austin, Texas 78746

8305 SE Monterey Avenue
Suite 104
Portland, Oregon 97266